Exhibit 5.1

		Arnold C. Lakind	Of Counsel
		Barry D. Szaferman	Stephen Skillman
		Jeffrey P. Blumstein	Linda R. Feinberg
		Steven Blader	Anthony J. Parrillo
		Brian G. Paul+	Paul T. Koenig, Jr.
		Craig J. Hubert++	Robert A. Gladstone
		Michael R. Paglione*	Janine Danks Fox*
		Lionel J. Frank**	Richard A. Catalina Jr.*†
Szaferman, Lakind, Blumstein &		Jeffrey K. Epstein+	E. Elizabeth Sweetser
Blader, P.C.		Stuart A. Tucker
Attorneys at Law		Scott P. Borsack***	Robert G. Stevens Jr.**
		Daniel S. Sweetser*	Michael D. Brottman**
101 Grovers Mill Road, Suite 200		Robert E. Lytle	Lindsey Moskowitz Medvin**
Lawrenceville, NJ 08648		Janine G. Bauer***	Mark A. Fisher
P: 609.275.0400		Daniel J. Graziano	Robert L. Lakind***
F: 609.275.4511		Jr.	Thomas J. Manzo**
www.szaferman.com		Nathan M.	Carley Ward**
		Edelstein**	Melissa A. Chimbangu
		Bruce M. Sattin***	Kathleen O’Brien
		Gregg E. Jaclin**	Steven A. Lipstein**
		Robert P. Panzer	Yarona Y. Liang#
		Benjamin T. Branche*	Brian A. Heyesey
Mengyi "Jason" Ye
	July 24, 2015		John O’Leary***
Christopher S. Myles

Intelligent Cloud Resources Inc. 2602 Innisfil Road Mississauga, Ontario, L5M 4H9, Canada			+Certified Matrimonial Attorney ++Certified Civil and Criminal Trial Attorney *NJ & PA Bars **NJ & NY Bars ***NJ, NY & PA Bars #NY Bar †U.S. Patent & Trademark Office

Ladies and Gentlemen:

You have requested our opinion as counsel for Intelligent Cloud Resources Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering (the “Offering”) of 1,500,000 of the Company’s common stock, par value $0.001 per share (the “Shares”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);
(c)	the Articles of Incorporation of the Company dated March 27, 2014;
(d)	a Board of Directors resolution approving the Offering pursuant to Regulation S of the Act and registration of the Shares on the Registration Statement; and
(e)	a certificate of good standing of the Company issued by the Secretary of State of the State of Nevada dated June 23, 2015.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate. In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the Shares have been duly authorized and are legally issued, fully paid and non-assessable.

July 24, 2015 Page 2

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg E. Jaclin
Gregg E. Jaclin
For the Firm